Exhibit 3.109

1/97 11:46:48 -> 404 681 1940 FAX CT CORPORATION P. 02

MAY-20-97 TUE 09:40 AM NV SECRETARY OF STATE

Receipt No. FY9800021790
CT CORPORATION
10/15/1997 125.00
REC'D BY KG

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

OCT 15 1997

DEAN HELLER SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA
Secretary of State

Filing fee:
Receipt #:

Receipt No. FY9800021791
CT CORPORATION
10/15/1997 50.00
REC'D BY KG

(For filing office use) C12939-97

(For filing office use) 125.00

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1. **NAME OF CORPORATION:** George Acquisition Subsidiary, Inc.
2. **RESIDENT AGENT:** (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: The Corporation Trust Company of Nevada

Street Address: 1 East First Street 1411 (Street No., Street Name) Reno (City) 89501 (Zip)

3. **SHARES:** (number of shares the corporation is authorized to issue)

Number of shares with par value: 1000 Par value: $.01 Number of shares without par value: 0

4. **GOVERNING BOARD:** shall be styled as (check one): X Directors ____ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows (attach additional pages if necessary):

Name	Address	City/State/Zip
Andrew D. Hutton	1875 S. Grant St., Ste. 650,	San Mateo, CA 94402
Richard Harrington	417 Finchley Rd., Hampstead,	London NW36HJ

5. **PURPOSE** (optional—see reverse side): The purpose of the corporation shall be:

6. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0.

7. **SIGNATURES OF INCORPORATORS:** The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators.)

Name (print): Robert A. Penman
Address: 127 Peachtree St. Ste 1600, Atlanta, GA 30303-1845 (City/State/Zip)
Signature: Robert A. Penman
State of Georgia County of Fulton

This instrument was acknowledged before me on October 14, 19 97, by Robert A. Penman (Name of Person) as incorporator of George Acquisition Subsidiary, Inc. (name of party on behalf of whom instrument was executed)

Karetta C. Milton
Notary Public Signature
Notary Public, Gwinnett County, Georgia
My Commission Expires March 3, 2000

(affix notary stamp or seal)

Name (print):
Address: City/State/Zip
Signature:
State of ____ County of ____

This instrument was acknowledged before me on ____, 19___, by ____ (Name of Person) as incorporator of ____ (name of party on behalf of whom instrument was executed)

Notary Public Signature

(affix notary stamp or seal)

8. **CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT**

I, The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named corporation.

Dale W. Morris
Signature of Resident Agent Dale W. Morris, Assistant Secretary

October 14, 1997
Date